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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007, relating to our audit of the financial statements of Lawrence Pet Hospital, Inc. as of and for the nine months ended September 30, 2004.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
September 13, 2007